Exhibit 10.6(a)

TherapeuticsMD™

December 28, 2015

Via Overnight Courier and Email

Sancilio & Company, Inc.

Attn: Dr. Fred Sancilio

3874 Fiscal Court, Suite 200

Riviera Beach, FL 33404

Re:	Amendment# 1 to Master Services Agreement – Extension of Term

Dear Fred:

This letter confirms the mutual agreement of TherapeuticsMD, Inc. (“TXMD”) and Sancilio & Company, Inc. (“SCI”) (sometimes referred to as the “Parties” and each a “Party”), to extend the Term of the Master Services Agreement between the Parties entered into as of as of January 30, 2015 (the “MSA”) for six (6) months.

NOW, THEREFORE, in consideration of the mutual promises set. forth herein and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, intending to be legally bound, the Parties hereby agree as follows:

1.	Section 8.1. The MSA shall be amended, effective immediately to provide for the following change:

The first sentence of Section 8.1 is deleted and replaced with the following language:

“Unless sooner terminated in a manner herein provided, this Agreement shall continue until June 30, 2016 (hereinafter the “Term”)

2.	Except as specifically referenced herein, the Agreement shall remain unchanged and shall continue in full force and effect.

Please confirm your agreement to the Term extension by countersigning on the signature lines below.

Regards,

/s/ Dan Cartwright

Dan Cartwright

Chief Financial Officer

AGREED TO AND ACCEPTED:

Sancilio & Company, Inc.

By:	/s/ Frederick D. Sancilio

Name:	Frederick D. Sancilio
Title:	CEO & President
Date:	December 29, 2015